Exhibit 99.1

B. Riley Financial Reports First Quarter 2022 Results

Continued Diversification of Revenue Mix

Declares regular quarterly dividend of $1.00 per common share

LOS ANGELES, April 28, 2022 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, today announced results for the three-month period ended March 31, 2022.

First Quarter 2022 Financial Highlights

●	Net loss of $12.1 million, ($0.43) diluted EPS
●	Total revenues of $205.6 million
●	Operating revenues (2) of $274.0 million
●	Total adjusted EBITDA (1) of $40.7 million
●	Operating adjusted EBITDA (3) of $84.2 million

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial said, “Our first quarter operating results reflect resilient performance from our diversified platform, offset by a challenging environment for our underwriting business and investment portfolio.  Integration of recent acquisitions remain on track, as does the build out of our fixed income team.  While our platform has demonstrated its ability to deliver outstanding results in more accommodating operating environments, current conditions remind us why we remain committed to a highly variable cost structure and a portfolio approach to a complementary but diversified operating model.  We ended the quarter with $213.6 million in cash and equivalents, leaving us well-armed to capitalize on opportunities presented by recent market dislocations within our proprietary ecosystem.”

“Within the Capital Markets segment, investment banking underwriting saw declines from the prior quarter due to market conditions.  However, we continued to gain underwriting market share, and saw activity from ATM offerings, sales and trading, and securities lending businesses remain stable from the prior quarter.  In subsequent quarters, we expect to see a more material benefit from M&A assignments as FocalPoint’s robust pipeline is amplified by organic momentum.  Our capital management business continues to show strength on the heels of the addition of 272 Capital last year. And finally, our direct lending activity continues to deliver strong performance while addressing an underserved need in the market.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “We continue to diversify our revenue mix by expanding our Communications business within Principal Investments via our pending acquisitions of Lingo Management and Bullseye Telecom which we anticipate will be completed this summer. These acquisitions should further enhance our uncorrelated, free cash flows – a core tenet of our platform. In addition, we are actively managing our equity exposure, and ensuring our recurring businesses continue to provide sufficient cash flow to cover our interest and dividend payments. We have an established track record of delivering market-leading returns and fully expect the competitive advantages of our diversified platform will deliver long-term sustainable growth and continued strong returns to our shareholders.”

Declaration of Common Dividend

B. Riley has declared a regular quarterly cash dividend of $1.00 per common share which is payable on or about May 20 to common stockholders of record as of May 11.

www.brileyfin.com | NASDAQ: RILY	1

Financial Summary

	Three Months Ended March 31,
(Dollars in thousands, except for share data)	2022	2021
Net (loss) income available to common shareholders	$(12,064)	$252,907

Basic (loss) income per common share	$(0.43)	$9.38
Diluted (loss) income per common share	$(0.43)	$8.81

For the first quarter, net loss available to common shareholders was $12.1 million, or ($0.43) diluted earnings per share (EPS).

	Three Months Ended March 31,
(Dollars in thousands)	2022	2021
Operating Revenues (2)	$273,979	$333,217
Investment (Loss) Gains (4)	(68,390)	266,942
Total Revenues	$205,589	$600,159

Operating Adjusted EBITDA (3)	$84,187	$122,717
Investment Adjusted EBITDA (5)	(43,525)	262,764
Total Adjusted EBITDA (1)	$40,662	$385,481

For the three months ended March 31, 2022:

●	Total revenues decreased 66.0% to $205.6 million from $600.2 million for the prior year period.
●	Total adjusted EBITDA (1) of $40.7 million compared to $385.5 million for the prior year period.
●	Operating revenues (2) decreased 18% to $274.0 million from $333.2 million for the prior year period.
●	Operating adjusted EBITDA (3) of $84.2 million compared to $122.7 million for the prior year period.
●	Quarterly investment loss (4) was $68.4 million which reflect certain strategic investments held by the Company.

As of March 31, 2022, cash and investments (6) totaled approximately $2.5 billion including cash and cash equivalents of $213.6 million. Total cash and investments, (6) net of debt, was approximately $406 million.

www.brileyfin.com | NASDAQ: RILY	2

Segment Financial Summary and Highlights

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$130,510	$207,899	$(68,912)	$264,503	$61,598	$472,402
Wealth Management	76,957	65,542	522	2,356	77,479	67,898
Auction and Liquidation	3,355	13,450	-	-	3,355	13,450
Financial Consulting	25,936	21,409	-	-	25,936	21,409
Principal Investments	32,664	20,529	-	-	32,664	20,529
Brands	4,557	4,388	-	83	4,557	4,471

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$57,869	$105,983	$(44,047)	$260,325	$13,822	$366,308
Wealth Management	(10,618)	1,671	522	2,356	(10,096)	4,027
Auction and Liquidation	(800)	907	-	-	(800)	907
Financial Consulting	4,912	3,322	-	-	4,912	3,322
Principal Investments	8,844	7,531	-	-	8,844	7,531
Brands	3,218	2,998	-	83	3,218	3,081

For the three months ended March 31, 2022:

Capital Markets segment revenues decreased 87% year-over-year to $61.6 million for the first quarter. Excluding investment loss(4) of $68.9 million, segment operating revenues (2) decreased 37% to $130.5 million, and segment operating income (7) decreased 45% to $57.9 million for the quarter. Performance for the first quarter was impacted by a slowdown in investment banking activity driven by challenging market conditions.

Wealth Management segment revenues increased to $77.5 million from $67.9 million in prior year period, while segment loss was $10.1 million reflecting reduced market activity combined with the impact of a settlement charge related to litigation prior to B. Riley’s acquisition of National Holdings in 2021. Combined wealth management assets under management were over $30 billion as of March 31, 2022.

Auction and Liquidation segment revenues totaled $3.4 million. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

Financial Consulting segment revenues increased to $25.9 million from $21.4 million in prior year period. Segment income increased to $4.9 million from $3.3 million in the prior year period.

Principal Investments segment companies, magicJack, United Online, and Marconi Wireless, generated segment revenues of $32.7 million up from $20.5 million in the prior year quarter. Segment income increased to $8.8 million up from $7.5 million. Results in this segment were primarily due to the addition of Marconi Wireless results in the quarter.

Brands generated quarterly segment revenues of $4.6 million related to the licensing of brand trademarks. These results do not include $5.8 million of dividend income that we earned in Q1 from our investment in Hurley and Justice which are recognized in our Capital Markets operating results.

www.brileyfin.com | NASDAQ: RILY	3

Supplemental Financial Data

Additional metrics related to operating results and investments can be found in the First Quarter 2022 Financial Supplement on B. Riley’s investor relations website.

Conference Call Details

Management will host an investor call to discuss its first quarter results today, Thursday, April 28, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via the Company’s investor relations website at ir.brileyfin.com.

Date and Time:	Thursday, April 28, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-855-327-6837 (toll-free) or 1-412-317-6026 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Thursday, May 5, 2022)

Dial In:	1-844-512-2921; 10018742 (pin)
Replay Link:	https://ir.brileyfin.com/events-and-presentations

About B. Riley Financial

B. Riley Financial provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. For more information, please visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

www.brileyfin.com | NASDAQ: RILY	4

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker / Scott Cianciulli
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(212) 739-6753

www.brileyfin.com | NASDAQ: RILY	5

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$213,584	$278,933
Restricted cash	928	927
Due from clearing brokers	40,350	29,657
Securities and other investments owned, at fair value	1,317,101	1,532,095
Securities borrowed	1,629,773	2,090,966
Accounts receivable, net	44,722	49,673
Due from related parties	1,480	2,074
Loans receivable, at fair value (includes $154,862 and $167,744 from related parties as of March 31, 2022 and December 31, 2021, respectively)	882,391	873,186
Prepaid expenses and other assets	470,525	463,502
Operating lease right-of-use assets	60,677	56,969
Property and equipment, net	12,980	12,870
Goodwill	362,466	250,568
Other intangible assets, net	211,915	207,651
Deferred tax assets, net	2,867	2,848
Total assets	$5,251,759	$5,851,919
Liabilities and Equity
Liabilities:
Accounts payable	$8,634	$6,326
Accrued expenses and other liabilities	298,905	343,750
Deferred revenue	75,509	69,507
Deferred tax liabilities, net	51,174	93,055
Due to clearing brokers	—	69,398
Securities sold not yet purchased	7,498	28,623
Securities loaned	1,619,132	2,088,685
Operating lease liabilities	72,339	69,072
Notes payable	22,891	357
Revolving credit facility	80,000	80,000
Term loans, net	342,851	346,385
Senior notes payable, net	1,627,649	1,606,560
Total liabilities	4,206,582	4,801,718

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	345,000	345,000
B. Riley Financial, Inc. equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,535 and 4,512 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively; liquidation preference of $113,380 and $112,790 as of March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,928,234 and 27,591,028 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	3	3
Additional paid-in capital	450,164	413,486
Retained earnings	205,765	248,862
Accumulated other comprehensive loss	(1,568)	(1,080)
Total B. Riley Financial, Inc. stockholders’ equity	654,364	661,271
Noncontrolling interests	45,813	43,930
Total equity	700,177	705,201
Total liabilities and equity	$5,251,759	$5,851,919

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Services and fees	$210,675	$289,469
Trading (losses) income and fair value adjustments on loans	(68,390)	266,942
Interest income - Loans and securities lending	61,426	36,920
Sale of goods	1,878	6,828
Total revenues	205,589	600,159
Operating expenses:
Direct cost of services	11,651	11,322
Cost of goods sold	2,251	5,326
Selling, general and administrative expenses	175,199	191,344
Interest expense - Securities lending and loan participations sold	11,766	19,189
Total operating expenses	200,867	227,181
Operating income	4,722	372,978
Other income (expense):
Interest income	67	49
Change in fair value of financial instruments and other	5,981	—
Income from equity investments	6,775	875
Interest expense	(30,436)	(19,786)
(Loss) Income before income taxes	(12,891)	354,116
Benefit from (provision for) income taxes	3,695	(97,518)
Net (loss) income	(9,196)	256,598
Net income attributable to noncontrolling interests	866	1,942
Net (loss) income attributable to B. Riley Financial, Inc.	(10,062)	254,656
Preferred stock dividends	2,002	1,749
Net (loss) income available to common shareholders	$(12,064)	$252,907

Basic (loss) income per common share	$(0.43)	$9.38
Diluted (loss) income per common share	$(0.43)	$8.81

Weighted average basic common shares outstanding	27,855,033	26,972,275
Weighted average diluted common shares outstanding	27,855,033	28,710,368

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2022	2021
Capital Markets segment:
Revenues - Services and fees	$69,084	$170,979
Trading (losses) income and fair value adjustments on loans	(68,912)	264,503
Interest income - Loans and securities lending	61,426	36,920
Total revenues	61,598	472,402
Selling, general and administrative expenses	(34,117)	(86,140)
Interest expense - Securities lending and loan participations sold	(11,766)	(19,189)
Depreciation and amortization	(1,893)	(765)
Segment income	13,822	366,308
Wealth Management segment:
Revenues - Services and fees	76,957	65,542
Trading income and fair value adjustments on loans	522	2,356
Total revenues	77,479	67,898
Selling, general and administrative expenses	(85,742)	(61,472)
Depreciation and amortization	(1,833)	(2,399)
Segment (loss) income	(10,096)	4,027
Auction and Liquidation segment:
Revenues - Services and fees	3,355	7,358
Revenues - Sale of goods	—	6,092
Total revenues	3,355	13,450
Direct cost of services	(2,335)	(6,580)
Cost of goods sold	—	(4,474)
Selling, general and administrative expenses	(1,820)	(1,489)
Segment (loss) income	(800)	907
Financial Consulting segment:
Revenues - Services and fees	25,936	21,409
Selling, general and administrative expenses	(20,943)	(17,989)
Depreciation and amortization	(81)	(98)
Segment income	4,912	3,322
Principal Investments - Communications segment:
Revenues - Services and fees	30,786	19,793
Revenues - Sale of goods	1,878	736
Total revenues	32,664	20,529
Direct cost of services	(9,316)	(4,742)
Cost of goods sold	(2,251)	(852)
Selling, general and administrative expenses	(9,028)	(4,870)
Depreciation and amortization	(3,225)	(2,534)
Segment income	8,844	7,531
Brands segment:
Revenues - Services and fees	4,557	4,388
Trading income and fair value adjustments on loans	—	83
Total revenues	4,557	4,471
Selling, general and administrative expenses	(756)	(676)
Depreciation and amortization	(583)	(714)
Segment income	3,218	3,081
Consolidated operating income from reportable segments	19,900	385,176

Corporate and other expenses	(15,178)	(12,198)
Interest income	67	49
Change in fair value of financial instruments and other	5,981	—
Income on equity investments	6,775	875
Interest expense	(30,436)	(19,786)
(Loss) income before income taxes	(12,891)	354,116
Benefit from (provision for) income taxes	3,695	(97,518)
Net (loss) income	(9,196)	256,598
Net income attributable to noncontrolling interests	866	1,942
Net (loss) income attributable to B. Riley Financial, Inc.	(10,062)	254,656
Preferred stock dividends	2,002	1,749
Net (loss) income available to common shareholders	$(12,064)	$252,907

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(10,062)	$254,656
Adjustments:
(Benefit from) provision for income taxes	(3,695)	97,518
Interest expense	30,436	19,786
Interest income	(67)	(49)
Share based payments	17,013	5,526
Depreciation and amortization	7,848	6,759
Gain on extinguishment of loans	(1,102)	—
Transactions related costs and other	291	1,285

Total EBITDA adjustments	50,724	130,825

Adjusted EBITDA	$40,662	$385,481
Operating EBITDA Adjustments:
Trading losses (income) and fair value adjustments on loans	68,390	(266,942)
Other investment related expenses	(24,865)	4,178

Total Operating EBITDA Adjustments	43,525	(262,764)

Operating Adjusted EBITDA	$84,187	$122,717

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(10,062)	$254,656
Adjustments:
Share based payments	17,013	5,526
Amortization of intangible assets	6,816	5,886
Gain on extinguishment of loans	(1,102)	—
Transactions related costs and other	291	1,285
Income tax effect of adjusting entries	(6,182)	(3,516)
Adjusted net income attributable to B. Riley Financial, Inc.	$6,774	$263,837

Adjusted income per common share:
Adjusted basic income per share	$0.24	$9.78
Adjusted diluted income per share	$0.24	$9.19

Shares used to calculate adjusted basic net income per share	27,855,033	26,972,275
Shares used to calculate adjusted diluted net income per share	27,855,033	28,710,368

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	10